SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: May 10, 2000


                                PHILLIPS 44, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)



    Wyoming                  000-26855                    84-1402775
---------------              ---------                    ----------
(State or other              (Commission                  (IRS Employer
jurisdiction of              File Number)                 Identification No.)
incorporation)



214 S. Center, Casper, Wyoming 82601
------------------------------------------
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 307-472-3000

Item 1.  Changes in Control of Registrant

         On May 10, 2000, John Rice and Joseph Ingrassia entered into a Share Purchase Agreement with control shareholders of Phillips 44, Inc. in which John Rice and Joe Ingrassia are to acquire for $.02 per share, 420,000 shares out of 780,000 shares outstanding of the Registrant from the control shareholders for purpose of accomplishing a Merger of Genus International Corporation and Phillips 44, Inc. A second stage of purchase of the balance of the outstanding shares of Phillips 44, Inc. at $.02 per share shall occur within 3 days after the initial purchase of control. Phillips 44, Inc. intends to complete a merger with Genus International Corporation and Genus International Corporation will be the surviving company.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events

                  None.

Item 6.  Resignation & Appointment of Directors

                  Three directors from Genus International Corporation will form the Board after the merger of the companies. The business experience of the Directors will be disclosed in a subsequent 8-K filing.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

Exhibits:

         10.1     Share Purchase Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 10, 2000                           Phillips 44, Inc.


                                               By: /s/ Philip G. Hinds
                                                   --------------------------
                                                   Philip G. Hinds, President